UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 5, 2012

TRANS ENERGY, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-23530	93-0997412
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

210 Second Street, P.O. Box 393, St. Mary’s, West Virginia 26170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (304) 684-7053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5—CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 28, 2012, Trans Energy, Inc. (the “Company”) held its 2012 Annual General and Special Meeting of Shareholders (the “Annual Meeting”). As of April 30, 2012, the record date for the Annual Meeting, 12,979,828 shares were issued and outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by the shareholders and the final voting results for each such matter are set forth below.

Proposal 1—Election of Directors to the Board

The Company’s shareholders voted to elect the following persons as directors to serve for terms of one year until the next annual meeting or until their successors have been elected and qualified. The voting results were as follows:

Nominee	Votes For	Withheld (1)
John G. Corp	5,437,767	3,904,701
Loren E. Bagley	5,606,401	3,736,067
William F. Woodburn	5,882,526	3,459,942
Robert L. Richards	5,612,438	3,730,030
Richard L. Starkey	5,888,659	3,453,809
Stephen P. Lucado	5,883,427	3,459,041
Dr. Benjamin H. Thomas	5,896,427	3,446,041

(1)	“Withheld” votes represent the number of against, abstentions and broker non-votes.

Proposal 2—Ratification of the Appointment of Independent Registered Public Accounting Firm

The Company’s shareholders voted to approve a proposal to ratify the appointment of Maloney + Novotny, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2012. The voting results were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
9,087,074	254,394	1,000	—

For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS ENERGY, INC.

Date: July 5, 2012	By	/S/ JOHN G. CORP
John G. Corp
President